EXHIBIT 99.4






Contact: Diana Burton
         (732) 767-2255


                                                           For Immediate Release
                                                           ---------------------

                 U.S. INDUSTRIES COMPLETES PURCHASE OF DUAL-LITE
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ISELIN, NJ, March 29, 1999 -- U.S. Industries, Inc. (NYSE-USI) said today that it has completed the purchase of Dual-Lite, a division of SPX Corporation (NYSE-SPW). On February 22, 1999, USI announced that it had signed an agreement to purchase Dual-Lite, a leading supplier of emergency lights, exit signs, and central inverter systems in the U.S.

U.S. Industries is a diversified industrial management corporation with four business units: USI Bath and Plumbing Products, Lighting Corporation of America, USI Hardware and Tools, and USI Diversified. U.S. Industries has annualized sales of approximately $3.5 billion.


DISCLOSURE CONCERNING FORWARD-LOOKING STATEMENTS
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Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including some factors which will be outside of the control of the Company, such as consumer spending patterns, availability of consumer credit, interest rates, currency exchange rates, inflation rates, the level of residential and commercial construction, the level of automotive production, and the cost of raw materials, along with other specific factors with respect to the Company's businesses as set forth in the Company's reports and other documents filed with the Securities and Exchange Commission.